CONFORMED 1.








               SECURITIES AND EXCHANGE COMMISSION

                     WASHINGTON, D.C. 20549



                            FORM 8-K

                         CURRENT REPORT


             PURSUANT TO SECTION 13 OR 15(d) OF THE
                SECURITIES EXCHANGE ACT OF 1934


Date of Report (Date of earliest event reported):   December 31, 2001


                         HSBC USA Inc.
       (Exact name of registrant as specified in charter)


MARYLAND                       1-7436           13-2764867
(State or other juris-         (Commission      (IRS Employer
diction of incorporation       File Number)     Identification No.)
or organization)


452 FIFTH AVENUE, NEW YORK, NEW YORK 10018
(Address of principal executive offices)

Registrant's telephone number, including area code:  (212) 525-6100



                             Not applicable
      (Former name or former address, if changed since last report)





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Item 5.  Other Events

On December 17, 2001, HSBC USA Inc. announced that it had reached a resolution in the Princeton Note Matter. The press release is attached as Exhibit 99.1.

This current report on Form 8-K contains statements that are considered "forward looking statements." The statements relate to the expected court approval of the civil and criminal resolutions discussed in the press release. These statements are based on a plea agreement entered into by Republic New York Securities Corporation with the United States Attorney's office for the Southern District of New York and the recommendation by the United States Attorney's office that the plea agreement be approved by the court.





                                                                     3.



                                SIGNATURES


Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned, thereunto duly authorized.



                                     HSBC USA Inc.

                                     (REGISTRANT)



                                     /s/ Gerald A. Ronning

                                     NAME:   GERALD A. RONNING
                                     TITLE:  EXECUTIVE VICE PRESIDENT &
                                             CONTROLLER



Date:  December 31, 2001


                                                            Exhibit 99.1
                                                           Press Release

17 December 2001



            HSBC Reaches Resolution in Princeton Note Matter


New York, December 17, 2001. HSBC USA Inc. announced today that it has settled civil law suits brought by 51 of the 53 Japanese plaintiffs who have asserted claims arising from the involvement of its subsidiary, Republic New York Securities Corporation ("RNYSC"), in the Princeton Note matter. It has also resolved all of the previously-reported regulatory and criminal investigations arising from the Princeton Note Matter. The civil and criminal resolutions are subject to court approval, which is expected in the next few weeks. The regulatory settlements, with the Securities and Exchange Commission ("SEC") and the Commodity Futures Trading Commission ("CFTC"), are effective immediately. The cost of the resolution was reflected in provisions HSBC USA Inc. has previously taken and reported, and the after tax cost is within the range of the price reduction taken by companies controlled by the late Mr. Edmond Safra at the time of the HSBC acquisition of Republic New York Corporation. The Princeton Note Matter came to light prior to HSBC's acquisition of Republic New York Corporation, RNYSC's parent, in December, 1999.

     As part of the resolution, RNYSC, now a dormant subsidiary, plead guilty today in federal court in Manhattan to two federal criminal charges arising from the misconduct of certain of its former executives in assisting Martin Armstrong's scheme to defraud numerous purchasers of Princeton Notes, which Armstrong offered for sale in Japan. Following the acquisition by HSBC, RNYSC ceased active business during the year 2000, and the employment of all the RNYSC executives associated with RNYSC's misconduct was terminated in 1999.

     HSBC USA Inc.'s president and chief executive officer, Youssef A Nasr, commented: "We are pleased that today's settlement will put the Princeton Note Matter largely behind us. HSBC commends the decision of the U.S. Attorney's Office in Manhattan, the SEC and the CFTC to focus the outcome of the criminal and regulatory proceedings on providing compensation to the noteholders rather than seeking substantial fines or penalties. As a result, we have been able to bring to a prompt conclusion almost all

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of the civil litigation arising from the Princeton Note Matter, which otherwise was likely to take far longer to resolve. The prompt resolution of these complicated circumstances is a great achievement that follows from Republic's and HSBC's commitment to cooperate fully with the Government."

     The United States Attorney's Office in its public filing acknowledged HSBC's "exemplary cooperation" and has recommended to the Court that no criminal fine be imposed on RNYSC. Instead, RNYSC has agreed to the imposition of a restitution order requiring it to make payments totalling approximately $606 million to Princeton noteholders, as compensation for their out-of-pocket losses. Since RNYSC's capital is about $81 million, HSBC USA Inc. has agreed to pay the remaining amount of compensation due to the noteholders in exchange for their termination of the pending civil litigation against HSBC USA Inc. and RNYSC, and in connection with the United States Attorney's Office commitment not to pursue any claims against RNYSC's parent company or its banking affiliate. In addition, the settling Princeton noteholders can expect to receive payments totalling approximately $72 million from assets held by Princeton's court- appointed receiver.

     If the court imposes the sentence agreed to by RNYSC and the U.S. Attorney's Office and approves a related settlement between HSBC and the Princeton receiver, 17 lawsuits filed in the federal court in Manhattan by 51 Princeton noteholders against HSBC USA Inc., RNYSC and others will be settled, terminating the plaintiffs' claims for damages arising from unpaid Princeton Notes with face amounts totalling approximately $1 billion. As part of the resolution of the criminal case, RNYSC has also reached, or expects to reach, settlements with seven additional Princeton noteholders who have not filed suit.

     As previously disclosed, the after tax cost to date of the settlement is within the range of the price reduction taken by Republic's largest stockholders, companies controlled by the late Mr. Edmond Safra, at the time of HSBC's acquisition of Republic in December, 1999. Two of the noteholders, whose civil suits seek damages arising from unpaid Princeton Notes with face amounts totalling approximately $125 million, are not included in the settlement and their civil suits will continue. The Government excluded one of them from its proposed restitution order because it is being criminally prosecuted in Japan for its conduct relating to its Princeton Notes, and excluded the other because the sum it is likely to

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recover from the Princeton Receiver exceeds its insubstantial losses as calculated by the Government.

     Under the regulatory settlements RNYSC agreed with the SEC to the revocation of its broker-dealer registration and with the CFTC to the revocation of various commodities-related licenses and the payment of a $5 million civil monetary penalty.




Media inquiries:    Linda Stryker-Luftig     212-525-3800
                    Kathleen Rizzo Young     716-841-5003

Investor Inquiries: Ted Ayvas                212-525-6191


                           About HSBC Bank USA
HSBC Bank USA is a leading financial services organization with combined assets of the bank and its US holding company, HSBC USA Inc., of US$87.6 billion. The organization is the third largest depository institution and has the most extensive branch network in New York State. In addition to having more than 420 branches throughout New York, the institution has eight branches in Florida, two in Pennsylvania, three in California and 17 in Panama. HSBC USA Inc. is the eleventh largest US holding company in total assets and is an indirectly-held, wholly-owned subsidiary of HSBC Holdings plc (NYSE: HBC), which is headquartered in London. The HSBC Group has some 6,500 offices in 78 countries and territories in Europe, the Asia-Pacific region, the Americas, the Middle East and Africa. For more information about HSBC Bank USA and its products and services visit www.us.hsbc.com.


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